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                                                                    Exhibit 21.

The subsidiaries of American Shared Hospital Services are:

     ACHES Insurance Services, Inc.
     a California corporation

     African American Church Health and Economic Services, Inc.
     a California corporation

     American Shared Radiosurgery Services
     a California corporation

     Embarcadero Transition Corp. III
     a Delaware corporation

     GK Financing, LLC
     a California limited liability company

     MedLeader.com, Inc.
     a California corporation

     MMRI, Inc.
     a California corporation

     OR21, Inc.
     a California corporation